PROXY

                             MIDSOUTH BANCORP, INC.
                                 _____________, 1995
                            ANNUAL MEETING OF SHAREHOLDERS



             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

          The undersigned hereby appoints Raymond F. Mikolayezk, Rodney J. Poche, and Natalee F. Wood, or any of them, proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of Common Stock of MidSouth Bancorp, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of the shareholders of the Company to be held on ________________, 1995 and at any and all adjournments thereof.

          1. A proposal to approve the issuance of up to 187,286 shares of Series A Cumulative Convertible Preferred Stock ("Preferred Stock") in connection with an Agreement and Plan of Merger (the "Plan") pursuant to which, among other things, Sugarland Bancshares, Inc. ("Sugarland") will merge into the Company (the "Merger") and, on the effective date of the Merger, each outstanding share of common stock of Sugarland will be converted into a number of shares of Preferred Stock as determined in accordance with the terms of the Plan.

                    FOR ____  AGAINST ____   ABSTAIN ____

          2.   Election of Class II Directors

               Will  G.  Charbonnet,  Sr.      Clayton  Paul Hilliard

                                   Robert Burke Keaty

               *For all nominees             Withhold authority for
               listed above                  all  nominees  listed ______
               except as marked
               to the contrary ______


               *If you wish to withhold authority to vote for certain of the nominees listed, strike through the nominee(s) names.

          3. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.

          THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 SET FORTH HEREIN AND FOR EACH OF THE NOMINEES NAMED ABOVE.


                                     [REVERSE SIDE]


                   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                  TO THE COMPANY PROMPTLY USING THE ENCLOSED ENVELOPE.

          Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized persons. If a partnership, please sign in partnership name by authorized persons.



          Dated: _______________, 1995       ____________________________

                                               Signature of Shareholder


            Insert Mailing Label             ____________________________
                                              Signature (if jointly owned)